Exhibit 99.1

THE TILE SHOP REPORTS Fourth QUARTER 2019 RESULTS

MINNEAPOLIS – March 13, 2020 – Tile Shop Holdings, Inc. (OTC Pink: TTSH) (the “Company”), a specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories, today announced results for its fourth quarter ended December 31, 2019.

Fourth Quarter Summary

Net Sales Decreased 6.4%

Comparable Store Sales Decreased 6.6%

Gross Margin of 68.4%

Net Loss of $4.2 million; Adjusted EBITDA of $5.1 million

	Three Months Ended		Full Year Ended
(unaudited, amounts in thousands, except share and per	December 31,		December 31,
share data)	2019	2018	2019	2018
Net sales	$78,596	$83,947	$340,351	$357,254
Net sales (decline) growth(1)	(6.4)%	6.8%	(4.7)%	3.7%
Comparable store sales (decline) growth(2)	(6.6)%	5.0%	(4.6)%	(0.6)%
Gross margin rate	68.4%	70.3%	69.4%	70.4%
(Loss) income from operations as a % of net sales	(5.6)%	0.8%	(0.4)%	5.1%
Net (loss) income	$(4,246)	$(1,080)	$(4,463)	$10,442
Net (loss) income per share	$(0.09)	$(0.02)	$(0.09)	$0.20
Adjusted EBITDA	$5,089	$8,680	$34,846	$49,355
Adjusted EBITDA as a % of net sales	6.5%	10.3%	10.2%	13.8%
Number of stores open at the end of period	142	140	142	140

(1)	As compared to the prior year period.
(2)	Comparable store sales (decline) growth is the percentage change in sales of comparable stores period over period. A store is considered comparable on the first day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales (decline) growth calculation. Comparable store sales (decline) growth amounts include total charges to customers less any actual returns. Comparable store sales data reported by other companies may be prepared on a different basis and therefore may not be useful for purposes of comparing the Company’s results to those of other businesses. Company management believes the comparable store sales (decline) growth metric provides useful information to both management and investors to evaluate the Company’s performance, the effectiveness of its strategy and its competitive position.

Fourth QUARTER 2020

Net Sales

Net sales decreased $5.3 million, or 6.4%, from $83.9 million in the fourth quarter of 2018 to $78.6 million in the fourth quarter of 2019. Comparable store sales decreased $5.5 million, or 6.6%, for the fourth quarter of 2019 compared to the fourth quarter of 2018 primarily due to lower customer traffic. Net sales generated by stores not included in the comparable store base increased $0.2 million.

Gross Profit

Gross profit decreased $5.3 million, or 9.0%, from $59.0 million in the fourth quarter of 2018 to $53.7 million in the fourth quarter of 2019. The gross margin rate was 68.4% for the fourth quarter of 2019 and 70.3% for the fourth quarter of 2018. The decrease in the gross margin rate during the fourth quarter of 2019 was primarily due to higher levels of discounts, an increase in shrink and damaged inventory write-offs, and a lower freight collection rate.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased $0.1 million, or 0.2%, from $58.3 million in the fourth quarter of 2018 to $58.2 million in the fourth quarter of 2019. The decrease in selling, general and administrative expenses was driven primarily by a decrease in variable store compensation expense.

Inventory

Inventory decreased $12.5 million from $110.1 million at the end of the fourth quarter of 2018 to $97.6 million at the end of the fourth quarter of 2019.

Long-Term Debt

Long-term debt increased $10.0 million from $53.0 million at the end of the fourth quarter of 2018 to $63.0 million at the end of the fourth quarter of 2019. The increase reflects additional amounts drawn on the line of credit to fund share repurchases in the second quarter of 2019.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the fourth quarter of 2019 was $5.1 million compared with $8.7 million for the fourth quarter of 2018. See the table below for a reconciliation of GAAP net (loss) income to Adjusted EBITDA.

	Three Months Ended
(unaudited, $ in thousands)	December 31,
	2019	% of net sales	2018	% of net sales(1)
Net loss	$(4,246)	(5.4)%	$(1,080)	(1.3)%
Interest expense	843	1.1%	824	1.0%
Income taxes	(1,022)	(1.3)%	1,001	1.2%
Depreciation & amortization	9,038	11.5%	7,216	8.6%
Stock based compensation	476	0.6%	719	0.9%
Adjusted EBITDA	$5,089	6.5%	$8,680	10.3%

	Full Year Ended
(unaudited, $ in thousands)	December 31,
	2019	% of net sales(1)	2018	% of net sales(1)
Net (loss) income	$(4,463)	(1.3)%	$10,442	2.9%
Interest expense	3,792	1.1%	2,690	0.8%
Income taxes	(674)	(0.2)%	5,158	1.4%
Depreciation & amortization	33,546	9.9%	28,396	7.9%
Stock based compensation	2,645	0.8%	2,669	0.7%
Adjusted EBITDA	$34,846	10.2%	$49,355	13.8%

(1) Amounts do not foot due to rounding.

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Pretax Return on Capital Employed

Pretax Return on Capital Employed was (0.7%) for the year ended December 31, 2019 compared to 9.7% for the year ended December 31, 2018. See the table below for a calculation of Pretax Return on Capital Employed.

(unaudited, $ in thousands)	December 31,
	2019(1)	2018(1)
(Loss) income from operations	$(1,357)	$18,138

Total Assets	415,107	288,722
Less: Accounts payable	(23,362)	(27,785)
Less: Income tax payable	(49)	(111)
Less: Other accrued liabilities	(26,146)	(27,269)
Less: Lease liability (2)	(162,077)	(42,974)
Less: Other long-term liabilities	(3,816)	(4,091)
Capital Employed	$199,657	$186,492

Pretax Return on Capital Employed	(0.7)%	9.7%

(1) Income statement accounts represent the activity for the fiscal year ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

(2) Represents the average lease liability and deferred rent account balances for the four quarters ended as of each of the balance sheet dates.

Webcast and Conference Call

The Company will not hold an earnings conference call for its fourth quarter 2019 financial results.

About The Tile Shop

The Tile Shop (OTC Pink: TTSH) is a leading specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. Each store is outfitted with full-room tiled displays which are enhanced by the complimentary Design Studio, a collaborative platform to create customized 3D design renderings to scale, allowing customers to bring their design ideas to life. The Tile Shop currently operates 142 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

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Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net (loss) income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock based compensation. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking income (loss) from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, deferred rent, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes, and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the SEC by the Company.

Contact:

Investors and Media:

Mark Davis

763-852-2978

mark.davis@tileshop.com

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except share data)

	(Unaudited)	(Audited)
	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$9,104	$5,557
Restricted cash	815	825
Receivables, net	3,370	3,084
Inventories	97,620	110,095
Income tax receivable	3,090	3,548
Other current assets, net	8,180	7,181
Total Current Assets	122,179	130,290
Property, plant and equipment, net	130,461	158,356
Right of use asset	137,737	-
Deferred tax assets	7,196	7,225
Other assets	2,241	1,759
Total Assets	$399,814	$297,630

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$18,181	$25,853
Current portion of lease liability	26,993	-
Income tax payable	87	179
Other accrued liabilities	24,589	24,484
Total Current Liabilities	69,850	50,516
Long-term debt, net	63,000	53,000
Long-term lease liability, net	131,451	-
Financing lease obligation, net	274	436
Deferred rent	-	43,579
Other long-term liabilities	4,340	3,752
Total Liabilities	268,915	151,283

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 50,806,674 and 52,707,879 shares, respectively	5	5
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in-capital	156,482	172,255
Accumulated deficit	(25,518)	(25,857)
Accumulated other comprehensive loss	(70)	(56)
Total Stockholders' Equity	130,899	146,347
Total Liabilities and Stockholders' Equity	$399,814	$297,630

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended,
	December 31,		December 31,
	2019	2018	2019	2018
Net sales	$78,596	$83,947	$340,351	$357,254
Cost of sales	24,848	24,969	104,232	105,915
Gross profit	53,748	58,978	236,119	251,339
Selling, general and administrative expenses	58,162	58,273	237,476	233,201
(Loss) income from operations	(4,414)	705	(1,357)	18,138
Interest expense	(843)	(824)	(3,792)	(2,690)
Other (expense) income	(11)	40	12	152
(Loss) income before income taxes	(5,268)	(79)	(5,137)	15,600
Benefit from (provision for) income taxes	1,022	(1,001)	674	(5,158)
Net (loss) income	$(4,246)	$(1,080)	$(4,463)	$10,442

(Loss) earnings per common share:
Basic	$(0.09)	$(0.02)	$(0.09)	$0.20
Diluted	$(0.09)	$(0.02)	$(0.09)	$0.20

Weighted average shares outstanding:
Basic	49,802,402	51,940,086	50,624,309	51,907,619
Diluted	49,802,402	51,940,086	50,624,309	52,089,160

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Gross margin rate	68.4%	70.3%	69.4%	70.4%
SG&A expense rate	74.0%	69.4%	69.8%	65.3%
(Loss) income from operations margin rate	(5.6)%	0.8%	(0.4)%	5.1%
Adjusted EBITDA margin rate	6.5%	10.3%	10.2%	13.8%

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Twelve Months Ended,
	December 31,
	2019	2018
Cash Flows From Operating Activities
Net (loss) income	$(4,463)	$10,442
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation & amortization	33,546	28,396
Amortization of debt issuance costs	595	756
Loss on disposals of property, plant and equipment	399	353
Impairment charges of property, plant and equipment	-	652
Change in leases	(1,900)	2,386
Stock based compensation	2,645	2,669
Deferred income taxes	(1,621)	4,429
Changes in operating assets and liabilities:
Trade receivables	(286)	(703)
Inventories	12,475	(24,836)
Prepaid expenses and other current assets	(184)	(2,410)
Accounts payable	(4,503)	(8,201)
Income tax receivable / payable	357	2,229
Accrued expenses and other liabilities	1,503	2,008
Net cash provided by operating activities	38,563	18,170
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(27,000)	(35,287)
Proceeds from insurance	610	1,033
Proceeds from the sale of property, plant and equipment	-	111
Net cash used in investing activities	(26,390)	(34,143)
Cash Flows From Financing Activities
Payments of long-term debt and financing lease obligations	(53,204)	(103,267)
Advances on line of credit	63,000	129,095
Dividends paid	(7,706)	(10,404)
Repurchases of common stock	(10,456)	-
Employee taxes paid for shares withheld	(256)	(119)
Debt issuance costs	-	(374)
Net cash (used in) provided by financing activities	(8,622)	14,931
Effect of exchange rate changes on cash	(14)	(52)
Net change in cash and cash equivalents	3,537	(1,094)
Cash and cash equivalents beginning of period	6,382	7,476
Cash and cash equivalents end of period	$9,919	$6,382

Cash and cash equivalents	$9,104	$5,557
Restricted cash	815	825
Cash, cash equivalents and restricted cash end of period	$9,919	$6,382

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$98	$3,974
Cash paid for interest	3,735	2,625
Cash paid for taxes, net of refunds	471	1,507

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